EXHIBIT 10.2

STANDARD PREMIUM FINANCE HOLDINGS, INC.

EMPLOYEE INCENTIVE STOCK OPTION AWARD AGREEMENT

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Identifying Provisions: As used in this Agreement, the following terms shall have the following respective meanings:

Participant: _________________________________	Grant Date: _________
Shares Subject to Option: _________________	Purchase Price Per Share: _______________

1. Grant of Option.

This agreement evidences the grant by Standard Premium Finance Holdings, Inc., a Florida corporation (the “Company”), on the Grant Date to the Participant, an employee of the Company, of an Option to purchase (the “Option”), in whole or in part, on the terms provided herein and in the Company’s 2019 Equity Incentive Plan (the “Plan”), the Shares Subject to the Option of common stock, $.001 par value per share, of the Company (“Common Stock”) at the Purchase Price Per Share, which is the Fair Market Value of a share of Company common stock on the Grant Date. The term of the Option shall be ten (10) years after the Grant Date (the “Final Exercise Date”), subject to earlier termination in the event of Participant’s termination as specified in Section 3 below. Acceptance of this Option signifies acceptance of the terms of this agreement and the Plan, a copy of which has been provided to the Participant.

It is intended that the Option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant,” as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2. Vesting Schedule.

This Option will become exercisable (“vest”) as to one-half (1/2) of the original number of Shares Subject to Option on the one year anniversary of the Grant Date and as to the balance of the original number of Shares Subject to Option at the end of two year anniversary of the Grant Date, provided the Participant is still employed by the Company.

Except as may be specifically stated herein, the Participant must be employed on a vesting date for vesting to occur. There shall be no proportionate or partial vesting in the period prior to each vesting date and all vesting shall occur only on the appropriate vesting date.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3. Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be accompanied by a completed Notice of Stock Option Exercise in such form approved by the Company, signed by the Participant, and received by the Company at its principal office, accompanied by payment in full in the manner provided in the Plan, provided that no partial exercise of this Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee of the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this Option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this Option shall be exercisable only to the extent that the Participant was entitled to exercise this Option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this Option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this Option shall be exercisable only to the extent that this Option was exercisable by the Participant on the date of his or her death or disability, and further provided that this Option shall not be exercisable after the Final Exercise Date.

(e) Termination for Cause. If, prior to the Final Exercise Date, the Participant’s employment is terminated by the Company for Cause (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such termination of employment. If the Participant is party to an employment or severance agreement with the Company that contains a definition of “cause” for termination of employment, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” means, a finding by the Administrator that the Participant's employment with or service to the Company or any Parent and/or Subsidiary was terminated due to one or more of the following: (i) the Participant's use of alcohol or any unlawful controlled substance to an extent that it interferes with the performance of the Participant's duties; (ii) the Participant's commission of any act of fraud, insubordination, misappropriation or personal dishonesty relating to or involving the Company or any Parent and/or Subsidiary in any material respect; (iii) the Participant's gross negligence or unsatisfactory performance; (iv) the Participant's violation of any express direction of the Company or of any Parent and/or Subsidiary or any material violation of any rule, regulation, policy or  plan  established  by  the  Company  or  any Parent and/or Subsidiary from time to time regarding the conduct of its employees or its business; (v) the Participant's disclosure or use of confidential information of the  Company or any Parent and/or Subsidiary, other than as required in the performance of the Participant's duties; (vi) actions by the Participant that are determined by the Administrator to be clearly contrary to the best interests of the Company and/or its Parents and/or Subsidiaries as determined in good faith by the Administrator; (vii) the Participant's conviction of a crime constituting a felony or any other crime involving moral turpitude; or (viii) any other act or omission which, in the determination of the Administrator, is materially detrimental to the business of the Company or of an Parent and/or Subsidiary.

4. Company Right of First Refusal.

(a) Notice of Proposed Transfer. If the Participant proposes to sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Shares acquired upon exercise of this Option, then the Participant shall first give written notice of the proposed transfer (the “Transfer Notice”) to the Company. The Transfer Notice shall name the proposed transferee and state the number of such Shares the Participant proposes to transfer (the “Offered Shares”), the price per share and all other material terms and conditions of the transfer.

(b) Company Right to Purchase. For 30 days following its receipt of such Transfer Notice, the Company shall have the Option to purchase all or part of the Offered Shares at the price and upon the terms set forth in the Transfer Notice. In the event the Company elects to purchase all or part of the Offered Shares, it shall give written notice of such election to the Participant within such 30-day period. Within 10 days after his or her receipt of such notice, the Participant shall tender to the Company at its principal offices the certificate or certificates representing the Offered Shares to be purchased by the Company, duly endorsed in blank by the Participant or with duly endorsed stock powers attached thereto, all in a form suitable for transfer of the Offered Shares to the Company. Promptly following receipt of such certificate or certificates, the Company shall deliver or mail to the Participant a check in payment of the purchase price for such Offered Shares; provided that if the terms of payment set forth in the Transfer Notice were other than cash against delivery, the Company may pay for the Offered Shares on the same terms and conditions as were set forth in the Transfer Notice; and provided further that any delay in making such payment shall not invalidate the Company’s exercise of its Option to purchase the Offered Shares.

 (c) Shares Not Purchased by Company. If the Company does not elect to acquire all of the Offered Shares, the Participant may, within the 30-day period following the expiration of the Option granted to the Company under subsection (b) above, transfer the Offered Shares which the Company has not elected to acquire to the proposed transferee, provided that such transfer shall not be on terms and conditions more favorable to the transferee than those contained in the Transfer Notice. Notwithstanding any of the above, all Offered Shares transferred pursuant to this Section 4 shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(d) Consequences of Non-Delivery. After the time at which the Offered Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Offered Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Offered Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Offered Shares.

(e) Exempt Transactions. The following transactions shall be exempt from the provisions of this Section 4:

(1) any transfer of Shares to or for the benefit of any spouse, child or grandchild of the Participant, or to a trust for their benefit;

(2) any transfer pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”); and

(3) the sale of all or substantially all of the outstanding shares of capital stock of the Company (including pursuant to a merger or consolidation);

provided, however, that in the case of a transfer pursuant to clause (1) above, such Shares shall remain subject to the right of first refusal set forth in this Section 4 and such transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Section 4.

(f) Assignment of Company Right. The Company may assign its rights to purchase Offered Shares in any particular transaction under this Section 4 to one or more persons or entities.

(g) Termination. The provisions of this Section 4 shall terminate upon the earlier of the following events:

(1) the closing of the sale of shares of Common Stock in an underwritten public offering pursuant to an effective registration statement filed by the Company under the Securities Act; or

(2) the sale of all or substantially all of the outstanding shares of capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a merger or consolidation in which all or substantially all of the individuals and entities who were beneficial owners of the Company’s voting securities immediately prior to such transaction beneficially own, directly or indirectly, more than 75% (determined on an as-converted basis) of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

(h) No Obligation to Recognize Invalid Transfer. The Company shall not be required (1) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Section 4, or (2) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

(i) Legends.

(1) At a minimum, the certificate representing Shares shall bear a legend substantially in the following form:

“The shares represented by this certificate are subject to a right of first refusal in favor of the Company, as provided in a certain stock Option agreement with the Company.”

(2) Furthermore, all certificates for Shares delivered hereunder shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Company’s common stock is then listed or any national securities exchange system upon whose system the Company’s common stock is then quoted, or any applicable Federal, state or other securities law or other applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

5. Agreement in Connection with Initial Public Offering. The Participant agrees, in connection with the initial underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any Option or contract to purchase, purchase any Option or contract to sell, grant any Option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 180 days to the extent requested by the managing underwriters for such offering, and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering. The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6. Tax Matters.

(a) Section 422 Requirement. The Shares granted hereby are intended to qualify as “incentive stock Options” under Section 422 of the Code. Notwithstanding the foregoing, the Shares will not qualify as “incentive stock Options,” if, among other events, (a) the Participant disposes of the Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option; (b) except in the event of the Participant’s death or disability (as described in Section 3(d) above), the Participant is not employed by the Company, a parent or a subsidiary at all times during the period beginning on Grant Date and ending on the day that is three (3) months before the date of exercise of any Shares; or (c) to the extent the aggregate fair market value of the Shares subject to “incentive stock Options” held by the Participant which become exercisable for the first time in any calendar year (under all plans of the Company, a parent or a subsidiary) exceeds $100,000. For purposes of clause this paragraph, the “fair market value” of the Shares shall be determined as of the Grant Date in accordance with the terms of the Plan.

(b) Disqualifying Disposition. To the extent that any share does not qualify as an “incentive stock Option,” it shall not affect the validity of such Shares and shall constitute a separate non-qualified stock Option. In the event that the Participant disposes of the Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant must deliver to the Company, within seven (7) days following such disposition, a written notice specifying the date on which such shares were disposed of, the number of shares so disposed, and, if such disposition was by a sale or exchange, the amount of consideration received.

(c) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

7. Nontransferability of Option. Except as otherwise provided herein, this Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

8. No Rights as a Shareholder. The Participant shall have no rights as a shareholder of the Company with respect to any common stock covered by the Shares unless and until the Participant has become the holder of record of such common stock and no adjustment shall be made for dividends or other property, distributions or other rights in respect of any such common stock, except as otherwise specifically provided for in the Plan.

9. No Obligation to Continue Employment. This agreement is not an agreement of employment. This agreement does not guarantee that the Company will employ the Participant for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Participant’s employment or compensation.

10. Governing Law. All questions concerning the construction, validity and interpretation of this agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to the choice of law principles thereof.

11. Consent to Jurisdiction, Forum Selection and Waiver of Jury Trial: The Company and the Participant hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in Miami-Dade County, State of Florida. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the Miami-Dade County, Florida shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.  TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR-CONSIDERATION, EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

12. Section 409A. The intent of the parties is that benefits under this agreement be exempt from the provisions of Section 409A of the Code and, accordingly, to the maximum extent permitted, this agreement shall be interpreted to be limited, construed and interpreted in accordance with such intent. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code hereunder or otherwise.

13. Provisions of the Plan. This Option is subject to, and the Company and the Participant agree to be bound by, all of the terms and conditions of the Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Participant, without his or her consent, of this Option or any of his or her rights hereunder. Pursuant to said Plan, the board of directors of the Company or its Administrator established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Participant or other persons entitled to exercise this Option at the Company’s principal office.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and made effective the day and year first above written.

STANDARD PREMIUM FINANCE HOLDINGS, INC.

By:
William J. Koppelmann
President

 PARTICIPANT’S ACCEPTANCE

I hereby accept the foregoing incentive stock option award agreement and agree to the terms and conditions thereof. Furthermore, I hereby acknowledge having received and read a copy of the Company’s 2019 Equity Incentive Plan and agree to comply with it and all applicable laws and regulations.

PARTICIPANT:

Address: